SAFEGUARD SCIENTIFICS, INC.

LONG TERM INCENTIVE PLAN



TABLE OF CONTENTS

Page


ARTICLE I        STATEMENT OF PURPOSE                                1
Section 1.01     Purpose                                             1
Section 1.02     Nature of Plan                                      1

ARTICLE II     DEFINITIONS                                           2

ARTICLE III     ELIGIBILITY                                          5
Section 3.01     Eligibility as Key Employee/Associate Generally     5
Section 3.02     Eligibility as Senior Key Employee                  5

ARTICLE IV     AWARDS                                                6
Section 4.01     Awards Generally                                    6
Section 4.02     Determination of Eligible Companies and
                 Related Awards                                      6
Section 4.03     Composition of Awards                               6
Section 4.04     Conversion of Combination Units                     6
Section 4.05     Awards of Restricted Stock                          7
Section 4.06     Restricted Stock Award Loans                        7
Section 4.07     Notification and Annual Statements                  7

ARTICLE V     ACCOUNTS                                               9
Section 5.01     Share Accounts                                      9
Section 5.02     Effect of Cash Dividends on Stock Appreciation
                 Right Units                                         9
Section 5.03     Effect of Stock Dividends on Stock Appreciation
                 Right Units                                         9
Section 5.04     Effect of Stock Splits on Stock Appreciation
                 Right Units                                        10
Section 5.05     Effect of Merger, Consolidation or Reorganization
                 on Stock Appreciation Right Units                  10
Section 5.06     Effect of Changes in Common Stock on Restricted
                 Stock                                              10

ARTICLE VI     VESTING                                              11
Section 6.01     Vesting Generally                                  11
Section 6.02     Vesting Upon Death, Retirement or Disability       11
Section 6.03     Conditions                                         12
Section 6.04     Divestiture                                        12

ARTICLE VII     BENEFIT PAYMENTS                                    14
Section 7.01     Payment or Release Commencement Date; Payment
                 or Release Obligation                              14
Section 7.02     Conversion of Book Value Share Units               14
Section 7.03     Conversion of Market Value Share Units             15
Section 7.04     Conversion of Combination Units                    15
Section 7.05     Method of Payment                                  15
Section 7.06     Release of Restricted Stock                        16
Section 7.07     Designation of Beneficiaries                       16
Section 7.08     Restrictions on Transfer                           16

ARTICLE VIII     COMMITTEE                                          17
Section 8.01     Composition                                        17
Section 8.02     Award Determination                                17
Section 8.03     Administration                                     17
Section 8.04     Accounts                                           17
Section 8.05     Expenses                                           17
Section 8.06     Self Interest                                      17
Section 8.07     Indemnity                                          17

ARTICLE IX     MISCELLANEOUS                                        19
Section 9.01     Right of Company to Terminate Employment           19
Section 9.02     Governing Law                                      19
Section 9.03     Binding Effect                                     19
Section 9.04     Participant's Rights Unsecured                     19
Section 9.05     Severability of Provisions                         19
Section 9.06     Headings and Captions                              19
Section 9.07     Gender and Number                                  19
Section 9.08     Payments to Minors, Etc.                           19
Section 9.09     Effective  Date                                    20

ARTICLE X     AMENDMENT AND TERMINATION                             21
Section 10.01     Amendment and Termination                         21


ARTICLE I

STATEMENT OF PURPOSE


     Section 1.01     Purpose
The purpose of the Plan is to provide a long term incentive which correlates employee rewards with the achievement of strategic long term corporate goals for those executive officers, key management employees and other associates of Safeguard Scientifics, Inc. and its Affiliates who, by their industry, loyalty or exceptional service, make contributions of special importance to the success of the business of the Company. It is the intention of the Company to award Share Units under the Plan, and, by so doing, to encourage persons of outstanding competence to remain in its employ, to place the Company in a position to recruit persons of outstanding accomplishment and ability to fill future vacancies, and to promote among the executive officers, key management employees and other persons to whom Awards are made under the Plan the economic benefits of share ownership.

     Section 1.02     Nature of Plan
  The Plan is a combination phantom stock appreciation rights and restricted stock plan, which generates benefits either in cash based upon the increase in the book value of the Common Stock of Eligible Companies, the increase in the fair market value of Eligible Companies, or both, or through the value of Common Stock of Eligible Companies granted directly under the Plan.

     The Plan is intended to be consistent with the Company's compensation objectives and to complement its long term corporate strategy of rewarding shareholders through spin offs or other dispositions of selected companies. The Plan is intended to channel management's energies into efforts that create shareholder value over the long term by enabling recipients of awards to share in the results of their contributions by direct participation in the increased values created in selected investee companies.


ARTICLE II

DEFINITIONS


     Section 2.01     "Account" shall mean one of the Participant
Accounts provided for in Section 5.01 hereof.

     Section 2.02 "Affiliate" shall mean any Subsidiary or Eligible Company (which is not a Subsidiary).

     Section 2.03 "Award" shall mean an award of Share Units under the Plan.

     Section 2.04 "Board of Directors" shall mean the Board of Directors of the Company.

     Section 2.05 "Book Value Share Unit" shall mean a credit to the Account of a Participant under the Plan which has the same value, at any date to which reference is made, as the Book Value (as defined in Section 2.06 hereof) of a share of the Common Stock of an Eligible Company, subject to the adjustments indicated in Section 2.06 hereof.

     Section 2.06 "Book Value" shall mean the Common Stockholders Equity in an Eligible Company divided by the sum of the outstanding common shares and the equivalent common shares of any other class or series of capital stock outstanding of the Eligible Company (based upon the conversion rate used in the computation of primary earnings per share) as of the end of a designated fiscal period, but adjusted to such extent as determined by the Committee if, in the Committee's opinion, either (a) changes in the Eligible Company's accounting policies, acquisitions or other unusual or extraordinary items have disproportionately and materially affected the number of the Eligible Company's common shares and equivalent common shares outstanding or Common Stockholders' Equity, or (b) adjustment is desirable to take into account the award of Book Value Share Units in an Eligible Company (and Combination Units subsequently converted into such Book Value Share Units) under the Plan in determining the appropriate Book Value for such Eligible Company.

     Section 2.07 "Combination Unit" shall mean a credit to the Account of a Participant under the Plan which will be treated, when and as the Committee in its sole discretion shall determine in accordance with Section 4.04, as either a Book Value Share Unit or a Market Value Share Unit.

     Section 2.08 "Committee" shall mean the Committee provided for in Section 8.01 hereof.

     Section 2.09 "Common Stock" shall mean the common stock of an Eligible Company.

     Section 2.10 "Common Stockholders Equity" shall mean the total stockholders' equity as reflected in the balance sheet of an Eligible Company as of the end of a designated fiscal period less the liquidating value of the outstanding shares of preferred stock which are not common share equivalents for the purpose of computing primary earnings per share.

     Section 2.11 "Company" shall mean Safeguard Scientifics, Inc., a corporation organized and duly existing under the laws of the Commonwealth of Pennsylvania.

     Section 2.12 "Eligible Company" shall mean any Subsidiary or other corporation, organization, partnership, joint venture or other business entity which is not a Subsidiary but in which the Company has an investment and with respect to which Share Units may be awarded pursuant to Section 4.02.

     Section 2.13 "Fiscal Year" shall mean the annual accounting period of the Company, whether it be the calendar year or some other fiscal year.

     Section 2.14 "Key Employee/Associate" shall mean any executive officer or senior management employee of the Company or of an Affiliate, or any other person associated with the Company or an Affiliate, who has been designated as such by the Committee, and includes any Senior Key Employee.

     Section 2.15 "Market Value Share Unit" shall mean a credit to the Account of a Participant under the Plan which has the same value, at any date to which reference is made, as the fair market value per share of the Common Stock as of the same date. Fair market value, for the purposes hereof, shall be (1) if the Common Stock is traded on an organized stock exchange or in a reported over-the-counter market, the average of the last trade price (closing price) of the stock on the last ten (10) trading days on which shares of the stock were traded preceding the date of reference, or, if last trade prices are not reported, the average over such ten-trading-day period of the mean of the bid and asked prices reported with respect to the Common Stock, and (2) if the stock is not so traded, then the fair market value determined pursuant to such formulae or methods as are adopted by the Committee for this purpose.

     Section 2.16 "Participant" shall mean a Key Employee/Associate to whom an Award of Share Units has been made under the Plan.

     Section 2.17 "Plan" shall mean the Safeguard Scientifics, Inc. Long Term Incentive Plan, as set forth herein, and as the same may hereafter be amended.

     Section 2.18 "Restricted Stock" shall mean Common Stock that is distributed by the Company to a Participant under an Award of Restricted Stock.

     Section 2.19 "Senior Key Employee" shall mean any executive officer or senior management employee of the Company or of an Affiliate who has been designated a Senior Key Employee by the Committee.

     Section 2.20 "Share Unit" shall mean a credit to the Account of a Participant which is either a Book Value Share Unit, a Market Value Share Unit, a Combination Unit or a share of Restricted Stock.

     Section 2.21 "Subsidiary" shall mean any corporation now existing or hereafter organized or acquired in which the Company and/or any of its majority owned subsidiaries own stock possessing more than fifty percent (50%) of the combined voting power of all classes of stock in such corporation.

     Section 2.22 "Stock Appreciation Right Unit" shall mean a Share Unit that is a Book Value Share Unit, a Market Value Share Unit or a Combination Unit.

ARTICLE III

ELIGIBILITY



     Section 3.01 Eligibility as Key Employee/Associate Generally An executive officer or senior management employee of the Company or of an Affiliate, or other person associated with the Company or an Affiliate, shall become a Key Employee/Associate eligible to receive Awards under the Plan when he or she is designated as such by the Committee. Such designation as a Key Employee/Associate may be revoked by the Committee, but any such revocation shall be prospective only and shall have no effect on any Awards of Share Units previously made to such person.

     Section 3.02 Eligibility as Senior Key Employee. An executive officer or senior management employee of the Company or of an Affiliate shall become a Senior Key Employee eligible to receive Awards of Restricted Stock under the Plan when he or she is designated as such by the Committee. Such designation as a Senior Key Employee may be revoked by the Committee (whether or not the designation as a Key Employee/Associate is also revoked), but any such revocation shall be prospective only and shall have no effect on any Awards of Restricted Stock previously made to such employee. Only Senior Key Employees shall be eligible to receive awards of Restricted Stock.




ARTICLE IV

AWARDS


     Section 4.01     Awards Generally.  The number
and nature of Share Units to be awarded to any Key Employee/Associate (who, by reason of such Award, becomes a "Participant") shall be determined by the Committee. Each Award determined for a Participant with respect to an Eligible Company may be in any combination of Share Units, will provide such vesting and payment terms as the Committee determines in accordance with Articles VI and VII, respectively, and need not be similar in the number or kinds of Share Units awarded to any other Participant with respect to that Eligible Company; provided, that Restricted Stock may be awarded only to Senior Key Employees. Awards may be made in whole or in fractional Share Units, or in a combination thereof, except that Awards made in Restricted Stock shall be made only in whole Share Units.

     Section 4.02 Determination of Eligible Companies and Related Awards. Each Fiscal Year, the Committee shall propose to the Board of Directors those Eligible Companies with respect to which it recommends Awards should be made for that year and the maximum number of Share Units it proposes to award for that Year. Upon approval of its recommendation and subject to the form in which approved, the Committee, in its sole discretion, shall determine the Key Employee/Associates who are to share in each such Eligible Company's Awards and the number and kinds of Share Units to be awarded to such Key Employee/Associates with respect to each such Eligible Company for that Year.

     Section 4.03 Composition of Awards. In allocating the Award with respect to an Eligible Company among the Key Employee/Associates who are to share in it, the Committee, in its sole discretion, shall determine the number and kinds of Share Units to be allocated to each Key Employee/Associate, and the number of Share Units awarded need not be uniform among each Key
Employee/Associate.   The Committee may, in its sole discretion, award
to a Key Employee/Associate both Stock Appreciation Right Units and, if such Key Employee/Associate is a Senior Key Employee, Restricted Stock with respect to an Eligible Company. If, in a later Fiscal Year, another Award is made with respect to an Eligible Company, the Committee's discretion to determine which Key Employee/Associates are to share in the Award and the number and kinds of Share Units to be allocated to each shall not be affected or limited by its earlier determinations.

     Section 4.04 Conversion of Combination Units. The Committee, in its sole discretion, shall determine when, and in what proportions, Combination Units awarded earlier with respect to an Eligible Company are to be converted into either Book Value Share Units or Market Value Share Units. The proportion of the conversion and the time chosen for the conversion of the Combination Units awarded with respect to an Eligible Company for a particular Fiscal Year shall not limit the Committee's discretion to determine a different proportion or time for Combination Units awarded in that same Eligible Company for any other Fiscal Year.

     Section 4.05 Awards of Restricted Stock. The prospective recipient of Restricted Stock shall not have any rights with respect to such Award unless and until such recipient has executed an agreement evidencing the Award and has delivered a fully executed copy thereof to the Company, and has otherwise complied with the applicable terms and conditions of such Award. The Committee shall fix all applicable terms and conditions of the Award, subject to the terms and conditions of the Plan. The
Committee may fix a purchase price for shares of Restricted Stock, which may be zero. Awards of Restricted Stock may be accepted within a period of 30 days (or such shorter period as the Committee may specify at grant) after the grant date, by executing a Restricted Stock Award agreement and paying whatever purchase price (if any) is required. Each Participant receiving a Restricted Stock Award shall be issued a certificate in respect of the shares of Restricted Stock covered by such Award. Such certificate shall be registered in the name of such Participant, and shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Award. The Committee shall require that the certificates evidencing such Restricted Stock be held in custody by the Company until the restrictions thereon shall have lapsed, and that, as a condition of any Restricted Stock
Award, the Participant shall have delivered a stock power, endorsed in blank, relating to the Restricted Stock covered by such Award. All voting rights with respect to any Restricted Stock shall be exercised by the Company until such Restricted Stock is released to the Participant pursuant to Article VII.

     Section 4.06 Restricted Stock Award Loans. The Committee may, in its discretion, provide a full recourse loan ("Loan") to any Senior Key Employee receiving a Restricted Stock Award in an amount sufficient to pay the related taxes on the compensation resulting from the Award.
Each Loan shall bear interest at not less than a rate sufficient to avoid the imputation of interest for federal income tax purposes, and shall mature in not more than two years. Each Loan shall be secured by a pledge of the Restricted Stock covered by the Award. Each Loan shall be immediately due upon termination of employment. The Committee may establish the terms and conditions of each Loan subject to the limitations expressed in this Plan and shall have the authority, in its discretion, to amend, modify or waive any term of any outstanding Loan.

     Section 4.07 Notification and Annual Statements. Each Participant shall be notified in writing of each award made to him or to her, of the vesting requirements and payment commencement date applicable to each such Award, of any special considerations determined by the Committee which might bear on the valuation of the Share Units awarded, of the terms of any Loan offered, and of any other terms and conditions imposed by the Committee on any such Award.

     After the close of each Fiscal Year, the Committee shall furnish each Participant a statement showing the status of such Participant's various Awards. This annual statement shall be in such form as the Committee shall prescribe and shall include such information as the Committee shall determine, including, but not by way of limitation, the extent to which such Participant is vested in each such Award, the payment commencement date in effect for each such Award, the number and kinds of Share Units comprising each such Award, the Book Value or Market Value, as the case may be, as of the close of the Fiscal Year for the Share Units awarded such Participant and the status of any Loans made to the Participant.

     Each Participant is expected to be aware of the terms and conditions of the Plan applicable to Awards hereunder.

     A Participant may request from the Committee an explanation of any provision of the Plan or of any terms and conditions imposed by the Committee, generally upon all Awards or upon a particular Award. Requested explanations will be furnished by the Committee, or such person or agent as it may designate for this purpose, as soon as reasonably practicable after the Committee has received, and had an opportunity to consider, the request.

ARTICLE V

ACCOUNTS


     Section 5.01 Share Accounts. The Company shall record in a Book Value Share Unit Account with respect to each Participant, the number of Book Value Share Units awarded to the Participant. The Company shall record in a Market Value Share Unit Account with respect to each Participant, the number of Market Value Share Units awarded to the Participant. The Company shall record in a Combination Unit Account with respect to each Participant,the number of Combination Unit awarded to the Participant. The Company shall record in a Restricted Stock Account with respect to each Participant, the number of shares of Restricted Stock awarded to the Participant. Participants may be awarded Book Value Share Units, Market Value Share Units, Combination Units or, if the Participants are Senior
Key Employees, Restricted Stock.

     Section 5.02 Effect of Cash Dividends on Stock Appreciation Right Units. Whenever an Eligible Company shall pay cash dividends on its Common Stock, the amount payable on each share of Common Stock shall be creditable, if at all, on the dividend record date as follows: Amounts creditable with respect to Book Value Share Units shall be held as an account entry until the last day of the Fiscal Year in which such amount became creditable, and shall be divided by the Book Value per share of the Common Stock as of the last day of such Fiscal Year. The quotient so determined shall be considered additional Book Value Share Units and shall be credited (as full and fractional Book Value Share Units) to the Participant's Book Value Share Unit Account. Cash Dividends shall not be creditable with respect to Market Value Share Units. Amounts creditable with respect to Combination Units shall be held as an account entry until the Committee shall determine whether, and to what extent, such Combination Units are to be converted into Book Value Share Units, whereupon such amounts shall be included in the adjustment of such Combination Units to Book Value Share Units so that the effect will be the same as if the Committee's determination had been known at the time such amounts were creditable. No dividend credits shall be made to the Account of any Participant whose Stock Appreciation Right Units are converted to cash or to a payment obligation prior to the dividend record date.

     Section 5.03 Effect of Stock Dividends on Stock Appreciation Right Units. Any stock dividend paid on Common Stock will result in an adjustment of a Participant's Stock Appreciation
Right Units so that the number of such Participant's Book Value Share Units, Market Value Share Units and Combination Units will be increased by the same percentage as the percentage increase in the holding of Common Stock of each shareholder resulting from the payment of such dividends. All such adjustments shall be effective as of the stock dividend record date, and no adjustment will be made with respect to Accounts that are converted to cash or to a payout obligation prior to the dividend record date.

     Section 5.04 Effect of Stock Splits on Stock Appreciation Right Units. In case the number of outstanding shares of Common Stock of any Eligible Company shall be increased or decreased by way of a stock split, reverse stock split, recapitalization, or other similar means, the number of Stock Appreciation Right Units held in the Accounts of the Participants and the cost basis ascribable to each will, in such manner as the Committee shall determine, be adjusted to correct and compensate for such occurrence.

     Section 5.05     Effect of Merger, Consolidation or
Reorganization on Stock Appreciation Right Units.
In case the Company shall effect a merger, consolidation or other reorganization pursuant to which the outstanding shares of Common Stock of an Eligible Company shall be exchanged for other shares or securities of that Eligible Company or of another corporation resulting from such merger, consolidation or other reorganization, the rights of Participants in the Plan which are measured by reference to Common Stock of that Eligible Company in connection with Stock Appreciation Right Units shall be measured by reference to the kind and number of shares or other securities of that Eligible Company or of such other corporation which would have been issuable to such Participant in respect of the Stock Appreciation Right Units which were standing to such Participant's credit under the Plan as of the date of the transaction, treating each such Stock Appreciation Right Unit as a share of Common Stock for this purpose. Any adjustments under this Section 5.05 shall be determined by the Committee in its sole discretion, and its determination shall be conclusive and binding upon all parties.

     Section 5.06 Effect of Changes in Common Stock on Restricted Stock. If any change is made to the Common Stock of an Eligible Company with respect to which Participants have received Restricted Stock (whether such change occurs by reason of merger, consolidation, reorganization, recapitalization, stock dividend, stock split, combination of shares, or exchange of shares or any other change in capital structure made without receipt of consideration), then, unless such event or change results in the termination of all outstanding Awards under the Plan, any new, substituted or additional securities distributed with respect to the Restricted Stock shall be immediately subject to the restrictions imposed upon such Restricted Stock to the same extent that the Restricted Stock immediately prior thereto shall have been covered by such provisions.


ARTICLE VI

VESTING


     Section 6.01     Vesting Generally.  Subject
to all the provisions of this Article VI, Share Units in an Eligible Company credited to the Account of a Participant in any Fiscal Year shall become vested in accordance with such vesting schedule as the Committee, in its sole discretion, shall determine for the Share Units awarded in that Eligible Company for that fiscal Year. In general, it is intended that Share Units normally will vest in not less than three (3) nor more than six (6) years. The Committee will establish the vesting schedule for Share Units awarded with respect to each Eligible Company for a Fiscal year. Each such schedule can vary from Fiscal Year to Fiscal Year, can differ among eligible Companies, and can be either "cliff vesting" (ie., one hundred percent (100%) vesting only after completion of the designated vesting period) or "cumulative vesting" (i.e., a certain percentage, vesting ratably each year over the designated vesting period). Restricted Stock shall in any event vest fully in not more than ten (10) years. The Committee will advise each Participant of the vesting schedule chosen for each Award of Share Units in an Eligible Company made to the Participant.

     Notwithstanding the vesting schedule(s) previously chosen for Awards made with respect to a particular Eligible Company, if the Eligible Company is sold, spun off completely or otherwise disposed of in its entirety before the established date(s) for one hundred percent (100%) vesting under such schedule(s) and the minimum threshold level specified for the applicable Award has been achieved, all such schedules will be accelerated for Participants then currently employed by the Company or any Affiliate. If the disposition of an Eligible Company is not a complete disposition, the Committee, in its sole discretion, shall determine whether and to what extent, if at all, the vesting schedule(s) previously chosen for Awards made with respect to that Eligible Company are to be accelerated.

     Subject to the provisions of the following Section, vesting shall cease upon a Participant's separation from the service of the Company and all Affiliates, and any unvested portion of the Participant's
Account or Restricted Stock shall be forfeited.

     With respect to Restricted Stock awarded pursuant to the Plan, "vesting" shall mean, for purposes of the Plan, the termination of the restrictions imposed under the Plan, subject only to the Company's right to require forfeiture under the terms of the Plan prior to release of such Restricted Stock to the Participant pursuant to Article VII.

     Section 6.02     Vesting Upon Death, Retirement or Disability.
In the event of the death of a Participant, the Participant's Account or Restricted Stock will be deemed fully vested as of the date of the Participant's death. If a Participant's employment terminates at or after the Participant's sixty-fifth birthday, or after such earlier date as may be determined by the Committee (in its sole discretion) to be warranted given the particular circumstances surrounding the earlier termination of employment of that Participant, the Participant's Account or Restricted Stock will be deemed fully vested as of the date of such termination of employment. In the event of the termination of the Participant's employment by reason of disability, the Participant will continue to vest in accordance with the Participant's various applicable schedules, as though the Participant's employment had not terminated, for the period of the continued disability and, if the Participant recovers from the disability and returns to employment with the Company or an Affiliate upon such recovery, for the period of the Participant's reemployment, treating both such periods as a period of continuous employment. If the Participant recovers from the disability and does not then return to employment with the Company or an Affiliate, such vesting will terminate and the unvested portion (determined as of the date of such recovery) shall be forfeited. Notwithstanding the foregoing, upon such a disabled Participant's attainment of age 65 or upon the Participant's death, whichever is the earlier to occur, he or she shall be deemed to be fully vested.

     For the purposes hereof, disability shall be any physical or mental condition of such severity and probable prolonged duration as to render it unlikely, in the judgment of the Committee, that the Participant either will be able to resume the duties he or she was performing for his or her employer prior to the onset of the condition with respect to which the disability is alleged, or will be able to maintain substantial gainful employment in any capacity to which he or she is suited by reason of training, education or employment experience in the foreseeable future. The Committee may rely, in making any such determination, upon the judgment of one or more medical practitioners selected by it and upon such evidence as is presented by the Participant. No determination of disability shall be made if the Participant fails to provide such evidence as is required by the Committee and/or fails to submit to examination by the medical practitioner(s), if any, selected by the Committee. Recovery from disability shall be deemed to have occurred upon the earliest of (a) the date on which the Participant resumes substantial gainful employment of the kind described above, (b) the date on which a medical practitioner appointed by the Committee determines that the Participant is no longer so disabled and is capable of maintaining gainful employment of the kind described above, or (c) the date on which the Participant refuses to submit to a medical examination or refuses to provide such medical data as the Committee determines necessary for the purpose of certifying the Participant's continuing condition of disability.

     Section 6.03     Conditions.  The vesting provided for in Sections
6.01 and 6.02 shall be subject to all the provisions of this Article VI and shall occur only if the Participant has been employed continuously by the Company or by an Affiliate since the date of the Award. A leave of absence with the consent of the Company, unless otherwise determined by the Committee, shall not be deemed to constitute a cessation of employment for the purpose of this Article VI, but further vesting shall be suspended during any such leave of absence, and shall resume only upon return to employment immediately upon the expiration of such leave of absence, treating service prior to and subsequent to such leave of absence for purposes of determining the Participant's vested percentage.

     Section 6.04     Divestiture.  In the event
that the Committee determines that a former Key Employee/
Associate has entered into the employ of, has otherwise agreed to perform services (directly or indirectly) for, or, in the case of a company the shares of which are not widely held and publicly traded, has made a substantial investment in, any enterprise (whether it be a corporation, a proprietorship, a partnership, a joint venture, or any other commercial arrangement) which is in competition with the Company or any Affiliate, such Key Employee/Associate's entire interest under the Plan, regardless of the extent to which then vested or otherwise converted to a payment obligation, shall be forfeited. The Committee, in its sole discretion, shall determine whether an enterprise shall be considered to be in competition with the Company or an Affiliate of the Company.

     If a Participant's employment with the Company or an Affiliate is terminated for cause, the Participant's entire interest under the Plan, regardless of the extent to which then vested or otherwise converted to a payment obligation, shall be forfeited. For the purposes of the Plan, "cause" shall mean the failure or refusal of a Participant to perform (other than by reasons of illness, injury or incapacity) such Participant's duties as a Key Employee/Associate, dishonesty, misconduct or action on the part of a Participant that is damaging or detrimental to the Company or an Affiliate, or for any other reason deemed sufficient by the Committee, in its sole discretion, for the discharge of a Participant for "cause." A termination for "cause" will include any resignation in anticipation of discharge for "cause" or accepted by the Company or Affiliate then employing the Participant in lieu of a formal discharge for "cause." The determination by the Committee of "cause" shall be conclusive and binding upon all parties. Such a determination that a Participant's termination of employment is for "cause" may be made by the Committee after such termination if the facts and circumstances were not sufficiently known to the Committee at the time of such termination for it to have made a determination of "cause" at the time of such termination. The decision to make any such after-the-fact determination of "cause" will be solely in the Committee's discretion and, if such an after-the-fact determination of "cause" is made, to the extent then possible it will be given effect for all purposes of the Plan as if it had been made at the time of the Participant's termination of employment.

     The Committee may, in its sole discretion, establish other circumstances in which Share Units will be forfeited.

ARTICLE VII

BENEFIT PAYMENTS

     Section 7.01  Payment or Release Commencement Date;
Payment or Release Obligation. The Committee shall establish the payment or release commencement date for Share Units awarded with respect to each Eligible Company. This date can be either at the time the Share Units become one hundred percent (100%) vested or at such later date as may be selected by the Committee. Notwithstanding the payment or release date originally selected, the Committee can decide, in its sole discretion but upon a uniform basis applicable to all Participants:

          (a) to accelerate or postpone the payment or release commencement date previously chosen for the Share Units awarded in a particular Eligible Company if the Committee determines that changed circumstances warrant such decision; and

          (b) to begin payments of amounts due to a Participant or release a Participant's Restricted Stock upon the Participant's death, retirement, disability or other termination of employment; provided that the Committee may at any time except from the operation of any such decision, Share Units awarded with respect to a particular Eligible Company when, in its sole discretion, such an exception is warranted, and further provided that the Committee may revoke any such early commencement decision for all Participants then employed by the Company or any Affiliate.

     Notwithstanding any other provision of the Plan, in no event shall the release date for any Award of Restricted Stock occur more than ten
(10) years after the date of grant.

     Upon the payment or release commencement date for the Share Units awarded with respect to an Eligible Company, each Participant, former Participant or beneficiary, as the case may be, credited with any such Share Units shall have such Participant's vested Stock Appreciation Right Units in that Eligible Company converted to a payment obligation of the Company, as set forth in Sections 7.02, 7.03 and 7.04 hereof and receive certificates for such Participant's shares of Restricted Stock as set forth in Section 7.06 hereof.

     Section 7.02 Conversion of Book Value Share Units. The payment obligation into which the Participant's vested Book Value Share Units in an Eligible Company are converted shall be equal to the sum of:

          (a) The product determined by multiplying the Book Value per share of Common Stock, determined as of the last day of the Fiscal Year preceding the year in which the payment commencement date occurs, by the number of full and fractional Book Value Share Units held in the Participant's Account which were credited to such Account as provided in
Section 5.02 by reason of dividends paid on the Common Stock of that Eligible Company; and

          (b) The net aggregate Book Value Share Unit appreciation, if any, generated by the Participant's Account with respect to Book Value Share Units of that eligible company credited to such Account by direct Award. For the purposes hereof, the net aggregate Book Value Share Unit appreciation shall be the amount by which (i) exceeds (ii); where (i) is the product determined by multiplying the Book Value per share of Common Stock of that Eligible Company, determined as of the last day of the Fiscal Year preceding the year in which the payment commencement date occurs, by the number of such Book Value Share Units held in the Participant's Account which were credited to such Account by reason of Awards, and (ii) is the sum of the cost basis ascribed to such Book Value Share Units. The cost basis ascribed to each such Book Value Share Unit shall be either the Book Value of a share of such Common Stock as of the last day of the Fiscal Year in which the Book Value Share Unit being valued was credited to the Participant's Book Value Share Unit Account or such higher amount as the Committee shall have determined (which may be a definite amount or an amount to be determined pursuant to such special considerations and factors as the Committee determines should bear on such valuation) at the time such Book Value Share Units were awarded.

     7.03 Conversion of Market Value Share Units. The payment obligation into which the Participant's vested Market Value Share Units in an Eligible Company are converted shall be equal to the net aggregate Market Value Share Unit appreciation, if any, generated by the Participant's Account with respect to Market Value Share Units of that Eligible Company credited to such Account. For the purposes hereof, the net aggregate Market Value Share Unit appreciation shall be the amount by which (i) exceeds (ii); where (i) is the product determined by multiplying the fair market value per share of Common Stock of that Eligible Company, determined as of the payment commencement date, by the number of such Market Value Share Units held in the Participant's Account, and (ii) is the sum of the cost basis ascribed to such Market Value Share Units. The cost basis ascribed to each such Market Value Share Unit shall be either the fair market value of a share of such Common Stock as of the date of the Award, determined pursuant to the provisions of Section 2.15 hereof, or such higher amount as the Committee shall have determined (which may be a definite amount or an amount to be determined pursuant to such special considerations and factors as the Committee determines should bear on such valuation) at the time such Market Value Share Units were awarded.

     Section 7.04 Conversion of Combination Units. The payment obligation into which the Participant's vested Combination Units in an Eligible Company are converted shall be determined by converting such Combination Units into Book Value Share Units or Market Value Share Units in such proportions and in such manner as the Committee in its sole discretion pursuant to Section 4.04 determines, and then applying Sections 7.02 and 7.03, as applicable.

     Section 7.05 Method of Payment The Company shall pay to the Participant, or, if the Participant is deceased, the Participant's designated beneficiary(or if there be no surviving designated beneficiary, the Participant's estate) the aggregate amount of the payment obligations calculated pursuant to the provisions of Section 7.02, 7.03 and 7.04 hereof. Payments shall be made, in the sole discretion of the Committee, either
(a) as a single-sum distribution, or (b) in installments of principal, as nearly equal as possible, over such period, not in excess of four (4) years, as the Committee shall determine.

     If payment is being made in installments, the first installment shall be paid as of the same date as would a single sum distribution. Each subsequent installment paid shall include interest at a rate two percent (2%) less than the Company's borrowing rate from time to time in effect while the installment is unpaid, computed on a simple basis, without compounding, from the date the first installment was paid to the date the installment is paid.

     The Committee shall determine whether payment is to be made in cash, in stock, or in a combination of cash and stock of the Eligible Company with respect to which the payment obligation was determined. If payment is to be made in a combination of cash and stock, the Committee, in its sole discretion, may give the Participant or beneficiary entitled to receive payment an election to choose the proportion of cash or stock he or she wishes to receive.

     Section 7.06 Release of Restricted Stock. The certificates for Common Stock covered by an award of Restricted Stock shall be promptly delivered to the Participant upon the release date selected by the Committee as provided in Section 7.01.

     Section 7.07 Designation of Beneficiaries. With respect to Stock Appreciation Right Units, Participants shall have the right to designate any beneficiary in writing, and to change such designations from time to time. All beneficiary designations shall be on forms prescribed by the Committee, and no such designation shall be effective until delivered to the Committee. However, after delivery has been made to the Committee of any beneficiary designation properly executed, such designation shall be deemed effective as of the date of its making, and shall be binding upon the Company, the Affiliates, the Committee and the Plan except to the extent that any of such parties have taken action inconsistent therewith made any payments inconsistent therewith or prior to the delivery of the same to the Committee.

     Section 7.08 Restrictions on Transfer. No Participant may anticipate, alienate, pledge, transfer or otherwise dispose of any of such `Participant's Share Units, Restricted Stock or any related payment or release obligations under any circumstance, except that rights of any Participant with respect to Restricted Stock may be assigned or transferred solely by will or the laws of descent or distribution. This Section shall not apply to Restricted Stock after the release pursuant to Section 7.06.


ARTICLE VIII

COMMITTEE



     Section 8.01 Composition. The Committee shall be the Compensation Committee of the Board of Directors or such other Committee of the Board of Directors as may be designated by the Board, as such Committee may, from time to time, be constituted.

     Section 8.02 Award Determination. The Committee shall have the authority to (a) select the employees and other persons associated with the Company to receive awards of Share Units, (b) determine the nature of the Share Units to be awarded, (c) impose any restrictions or conditions it deems appropriate on the grant of any Award of Share Units, and (d) make Awards. In determining what Awards to make, the Committee shall consider those employees and other persons associated with the Company who by their industry, loyalty, or exceptional service have made and are making contributions of special importance to the management, operation and development of the business of the Company.

     Section 8.03 Administration. The Plan shall be administered by the Committee which shall have full power and authority to construe and administer the Plan and to adopt such rules and regulations for the administration of the Plan as it may deem advisable. Any action taken under the provisions of the Plan by the Committee arising out of or in connection with the administration of the Plan or any rules adopted thereunder, shall, in each case, lie within the sole discretion of the Committee and shall be conclusive and binding upon all employees, Participants, and persons claiming under or through any of them.

     Section 8.04. The Committee has authority to supervise the Accounts maintained by the Company pursuant to Article V hereof.

     Section 8.05 Expenses. Members of the Committee shall serve without compensation for services as such, unless otherwise determined by the Board of Directors. All expenses of administering the Plan shall be paid by the Company.

     Section 8.06 Self Interest. No member of the Committee shall participate in any decisions of the Committee (1) making an Award to such member, or (2) involving any determination by the Committee with respect to any of such member's Awards.

     Section 8.07 Indemnity. Notwithstanding any other indemnification obligations of the Company or pursuant to any insurance coverage which may be applicable, the Company shall indemnify and hold harmless each member of the Committee from any and all claims, losses, damages, expenses
(including counsel fees approved by the Committee), and liability (including any amounts paid in settlement with the Committee's approval) arising from any act or omission of such member, except when the same is due to the gross negligence or willful misconduct of such member.


ARTICLE IX

MISCELLANEOUS


     Section 9.01     Right of Company to Terminate Employment.
Nothing contained herein or in any Award made pursuant hereto shall interfere in any way with the right of the Company or any Affiliate, as the case may be, to terminate the employment of any Participant employed by it at any time for any reason, without liability to the Participant hereunder for having done so.

     Section 9.02     Governing Law.   The Plan shall be governed and
construed in accordance with the laws of the Commonwealth of Pennsylvania.

     Section 9.03 Binding Effect. The obligations of the Company under the Plan shall be binding upon any successor corporation or organization which shall succeed to substantially all of the assets and business of the Company, and the term "Company," whenever used in the Plan, shall mean and include any such corporation or organization after such succession. If the business conducted by the Company shall be discontinued, any unpaid installments under the Plan shall become payable in a single sum to the person or persons entitled such installments.

     Section 9.04 Participant's Rights Unsecured. The right of any Participant or beneficiary to receive a distribution or payment under the Plan shall be an unsecured claim against the general assets of the Company.

     Section 9.05 Severability of Provisions. If any provision of the Plan shall be held invalid or unenforceable, such invalidity or unenforceability shall not affect any other provisions whereof, and the Plan shall be construed and enforced as if such provisions had not been included.

     Section 9.06 Headings and Captions. The headings and captions herein are provided for reference and convenience only, and shall not be considered part of the Plan, and shall not be employed in the construction of the Plan.

     Section 9.07 Gender and Number. Except where otherwise clearly indicated by the context, the masculine and the neuter shall include the feminine and the neuter, the singular shall include the plural, and vice-versa.

     Section 9.08 Payments to Minors, Etc. Any benefit payable to or for the benefit of a minor, an incompetent person, or any other person incapable of receipting therefor shall be deemed paid when paid to such person's guardian or to the party providing or reasonably appearing to provide for the care of such person, and such payment shall fully discharge the Company, the Committee, the Affiliates and all other parties with respect thereto.

     Section 9.09 Effective Date. The Plan shall be effective as of December 1, 1983. If any Award is made under the Plan prior to approval by the shareholders of the Company, such Award shall be contingent upon such approval and shall not be final until such approval has occurred.


ARTICLE X

AMENDMENT AND TERMINATION


     Section 10.01 Amendment and Termination. The Board of Directors may at any time terminate the Plan, and, from time to time prior to any such termination, may amend, modify or suspend the Plan.